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                                                                  Exhibit (g)(2)

                         BREMER INVESTMENT FUNDS, INC.


                      AMENDMENT TO THE CUSTODIAN AGREEMENT


         THIS AMENDMENT dated as of January 1, 2002 to the Custodian Agreement dated as of November 5, 1996, by and between Bremer Investment Funds, Inc., a Maryland series company, and Firstar Bank, N.A, shall be as follows:

         Effective January 1, 2002, the name Firstar Bank, N.A. has been changed to U.S. Bank, N.A. Accordingly, all references to Firstar Bank, N.A. in this Agreement should be replaced with U.S. Bank, N.A. Similarly, any references to Firstar Mutual Fund Services, LLC should be replaced with U.S. Bancorp Fund Services, LLC.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BREMER INVESTMENT FUNDS, INC.                    U.S. BANK, N.A.


By: /s/ Sandra A. Schimek                        By:  Joseph Neuberger
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                         Addendum to Custodian Agreement


This Addendum to the Custodian Agreement dated November 5, 1996 is entered into by and between Firstar Bank Milwaukee, N.A. and Bremer Investment Funds, Inc. on this _____ day of October, 1998.

WHEREAS, the entity known as Firstar Trust Company ceased operations on September 30, 1998; and

WHEREAS, Firstar Bank Milwaukee, N.A. represents that it has the necessary trust and custodian powers to enter into this Agreement; NOW,

THEREFORE, Firstar Bank Milwaukee, N.A. will be the successor responsible party to the Agreement referenced above and will assume all responsibility for any acts or omissions during the time Firstar Trust Company was the named service provider under this same Agreement.

Firstar Bank Milwaukee, N.A.                   Bremer Investment Funds, Inc.


BY: /s/ Joe D. Redwine                         BY: /s/ Paul W. Gifford, Jr.
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ATTEST:                                        ATTEST: /s/ Steven A. Laraway
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